Page 16 of 108 Pages


                                                                  CONFORMED COPY














                                CREDIT AGREEMENT





                            dated as of June 29, 1998





                                     between





                           GEOTEK COMMUNICATIONS, INC.
                            and GEOTEK USA, INC., as
                        Debtors and Debtors-in-Possession

                                       and

                          S-C RIG INVESTMENTS III, L.P.

                                                            Page 17 of 108 Pages




                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE 1  DEFINITIONS; ACCOUNTING TERMS......................................1
     1.1 Definitions..........................................................1
     1.2 Accounting Principles................................................9

ARTICLE 2  THE CREDITS........................................................9
     2.1  The Commitments.....................................................9
     2.2  Borrowings..........................................................9
     2.3  Changes of Commitments.............................................10
     2.4  Fees...............................................................10
     2.5  Use of Proceeds....................................................10
     2.6  Notes..............................................................11
     2.7  Optional Prepayments...............................................11
     2.8  Mandatory Prepayments and Reductions of Commitments................11

ARTICLE 3  PAYMENTS OF PRINCIPAL AND INTEREST................................12
     3.1  Amortization.......................................................12
     3.2  Interest...........................................................12

ARTICLE 4  PAYMENTS; COMPUTATIONS; ETC. .....................................13
     4.1  Payments...........................................................13
     4.2  Computations.......................................................13
     4.3  Minimum Amounts....................................................13
     4.4  Certain Notices....................................................13

ARTICLE 5  SECURITY:  ADMINISTRATION PRIORITY ...............................14
     5.1  Grant of Lien and Security Interest................................14
     5.2  Administrative Priority............................................15
     5.3  Grants, Rights and Remedies Cumulative.............................15
     5.4  No Filings Required................................................16
     5.5  Survival...........................................................16

ARTICLE 6  CONDITIONS PRECEDENT .............................................17
     6.1  Conditions Precedent...............................................17
     6.2  Additional Conditions Precedent....................................21
     6.3  Certification......................................................22

ARTICLE 7  REPRESENTATIONS AND WARRANTIES ...................................22
     7.1  Incorporation, Good Standing and Due Qualification.................22
     7.2  Corporate Power and Authority; No Conflicts........................22
     7.3  Legally Enforceable Agreements.....................................23
     7.4  Litigation.........................................................23

                                                            Page 18 of 108 Pages



                                                                            Page

     7.5  True and Complete Disclosure.......................................23
     7.6  Ownership and Liens................................................24
     7.7  Taxes..............................................................24
     7.8  ERISA..............................................................24
     7.9  Subsidiaries.......................................................24
     7.10  Credit Arrangements...............................................25
     7.11  Licenses and Permits..............................................25
     7.12  No Default on Outstanding Judgments or Orders.....................25
     7.13  Labor Disputes and Acts of God....................................25
     7.14  Insurance.........................................................25
     7.15  Governmental Regulation...........................................25
     7.16  Administrative Priority; Lien Priority............................26
     7.17  Bankruptcy Court Orders...........................................26

ARTICLE 8  AFFIRMATIVE COVENANTS ............................................26
     8.1  Maintenance of Existence...........................................26
     8.2  Conduct of Business................................................26
     8.3  Maintenance of Properties and Executory Contracts and Leases.......27
     8.4  Maintenance of Records.............................................27
     8.5  Maintenance of Insurance...........................................27
     8.6  Compliance with Laws...............................................27
     8.7  Right of Inspection................................................27
     8.8  Reporting Requirements.............................................28
     8.9  Further Assurances.................................................29
     8.10 Due Diligence......................................................30
     8.11 Fiduciary Out......................................................30
     8.12 Chapter 11 Plan Process............................................30

ARTICLE 9  NEGATIVE COVENANTS ...............................................30
     9.1  Debt...............................................................30
     9.2  Liens..............................................................30
     9.3  Bankruptcy Court Orders; Administrative Priority;
             Lien Priority; Payment of Claims................................31
     9.4  Dividends..........................................................32
     9.5  Mergers, Etc.......................................................32
     9.6  Sale of Assets.....................................................32
     9.7  Investments and Acquisitions.......................................32
     9.8  Other Payments.....................................................33
     9.9  Fiscal Year........................................................33
     9.10 Press Releases.....................................................33

ARTICLE 10  EVENTS OF DEFAULT ...............................................33
     10.1  Events of Default.................................................33
     10.2  Consequences of an Event of Default...............................35
     10.3  Certain Remedies..................................................36

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                                                            Page 19 of 108 Pages



                                                                            Page

ARTICLE 11  MISCELLANEOUS  ..................................................37
     11.1  Amendments and Waivers............................................37
     11.2  Binding Effect....................................................37
     11.3  The Lender as Party in Interest...................................37
     11.4  Expenses and Indemnities..........................................37
     11.5  Assignment; Participation.........................................38
     11.6  Notices...........................................................39
     11.7  Table of Contents; Headings.......................................39
     11.8  Severability......................................................39
     11.9  Counterparts......................................................39
     11.10  Integration......................................................39
     11.11  Governing Law....................................................39
     11.12  Waiver of Jury Trial.............................................39


EXHIBITS

     Exhibit A-1         -              Tranche A Note
     Exhibit A-2         -              Tranche B Note
     Exhibit B           -              Security and Pledge Agreement
     Exhibit C           -              Budget
     Exhibit D           -              Final Order
     Exhibit E           -              Term Sheet


SCHEDULES

     Schedule I          -              Subsidiaries and Investments
     Schedule II         -              Credit Arrangements
     Schedule III        -              Licenses and Consents
     Schedule IV         -              Insurance
     Schedule V          -              Out-of-the-Ordinary-Course Subsidiaries
     Schedule VI         -              Liens
     Schedule VII        -              Litigation

                                                            Page 20 of 108 Pages



          CREDIT AGREEMENT dated as of June 29, 1998 by and between GEOTEK COMMUNICATIONS, INC., a corporation organized under the laws of Delaware and a debtor and debtor-in-possession, and GEOTEK USA, INC., a corporation organized under the laws of Delaware and a debtor and debtor-in- possession (together, the "Borrowers"), and S-C RIG INVESTMENTS III, L.P., a Delaware limited partnership (the "Lender").

          The Borrowers filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code on June 29, 1998 (the "Petition Date"). The Borrowers have requested the Lender to provide the Borrowers with a $10,000,000 loan facility available in two tranches to facilitate the prompt documentation and confirmation of a plan of reorganization and to provide working capital to fund the Borrowers' business operations in accordance with the Budget (defined below), and, subject to the terms and conditions set forth herein, the Lender has agreed to provide such facility.

          NOW THEREFORE, the parties hereto hereby agree, effective upon the Effective Date (as hereinafter defined), as follows:


                                    ARTICLE 1

                          DEFINITIONS; ACCOUNTING TERMS

          1.1 Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

          "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which any of the Borrowers and/or any of their Subsidiaries (in one transaction or as the most recent transaction in a series of transactions) directly or indirectly acquires
(a) the business of, or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) ownership or control of any corporation, partnership, joint venture or joint adventure.

          "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

          "Banking Day" means any day other than a day on which commercial banks are not authorized or required to close in New York City.

                                                            Page 21 of 108 Pages






          "Bankruptcy Code" shall mean title 11 of the United States Code, as amended.

          "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware or such other court having original jurisdiction over the Chapter 11 Cases.

          "Borrowers" shall have the meaning assigned to such term in the preamble hereto.

          "Borrowing" means a borrowing hereunder of a Loan.

          "Breakup  Fee"  shall  have the  meaning  given  such term in the Term
Sheet.

          "Budget" shall mean the itemized budget for the Borrowers attached hereto as Exhibit C for the period commencing on or about the Effective Date and ending on or about the Termination Date, as the same may be amended, modified or supplemented from time to time with the Lender's consent.

          "Capital Expenditures" means, for any period, the Dollar amount of gross expenditures (including Capital Lease Obligations) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period.

          "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Carve-Out Expenses" shall mean (i) amounts payable pursuant to 28 U.S.C. ss. 1930(a)(6) and (ii) allowed fees and expenses of professionals retained in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code up to but not exceeding $500,000 in the aggregate (inclusive of any holdbacks, but excluding any unused retainers established prior to the date hereof); provided, that such amounts shall not be used for attacking Lender, its claims or interests, the Loans or the Chapter 11 Plan.

          "Chapter 11 Cases" shall mean the Borrowers' cases under chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

                                                            Page 22 of 108 Pages





          "Chapter 11 Plan" means the chapter 11 plan of reorganization for the Borrowers as described in the Term Sheet.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning assigned to such term in the Security and Pledge Agreement and in Section 5.1 of this Agreement.

          "Commitments" shall mean the Tranche A Commitment and the Tranche B Commitment.

          "Consolidated Subsidiary" means any Subsidiary, whose accounts are or are required to be consolidated with the accounts of the Borrowers in accordance with GAAP.

          "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under section 414(b) or 414(c) of the Code.

          "Crisis   Manager"  shall  have  the  meaning  set  forth  in  Section
6.1(a)(xi) hereof.

          "Debt" of any Person shall mean,  at any date  (without  duplication):
(a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business of such Person, provided the same are not overdue in a material amount or are being contested in good faith; (c) all Capital Lease Obligations of such Person; (d) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Persons; (e) all Debt of others Guaranteed by such person;
(f) all obligations of such Person in respect of letters of credit, acceptances or surety or other similar bonds, whether contingent or otherwise; and (g) obligations in respect of any Interest Rate Protection Agreement.

          "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

          "Definitive Plan Documents" shall mean the definitive documentation with respect to the operative documents contemplated by the Chapter 11 Plan, including, without limitation, the documentation pertaining to the proposed rights offering in connection therewith and the new securities to be issued on the effective date thereunder.

                                                            Page 23 of 108 Pages





          "Disclosure Statement" means the disclosure statement for the Chapter 11 Plan under section 1125 of the Bankruptcy Code.

          "Disposition" means any sale, assignment, lease, transfer or other disposition of any Collateral (whether now owned or hereafter acquired), including under a Plan of Reorganization and the PageNet Agreement, by the Borrowers or any of their Subsidiaries to any Person.

          "Dollars" and the sign "$" mean lawful money of the United States of America.

          "Due Diligence" shall mean the financial, business, operational and legal due diligence (a) of Lender and its advisors of the Borrowers and their Subsidiaries for purposes of the Loans, including with respect to the Collateral, and (b) of Lender and their respective advisors with respect to Borrowers' business plan and the Chapter 11 Plan.

          "Effective Date" shall have the meaning  attributed thereto in Section
6.1 hereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

          "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the Borrowers or is under common control (within the meaning of section 414(c) of the Code) with the Borrowers.

          "Event of Default" has the meaning given such term in Section 10.1 hereof.

          "Facility Documents" means this Agreement, the Notes and the Security Documents.

          "Fiduciary Out" shall have the meaning given such term in the Term Sheet.

          "Final Order" shall mean an order of the Bankruptcy Court, in form and substance satisfactory to the Lender and its counsel, finally approving this Agreement and the extensions of credit made and to be made by the Lender in accordance with this Agreement in substantially the form of Exhibit D hereto, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Lender.

                                                            Page 24 of 108 Pages






          "Foreign  Collateral"  shall have the  meaning  attributed  thereto in
Section 5.5(c) hereof.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "HNS" means Hughes Network Systems, Inc. and its affiliates.

          "Industrial Wireless Agreement" shall have the meaning assigned to such term in Section 5.1 hereof.

          "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Interim Order" shall mean an order of the Bankruptcy Court, in form and substance satisfactory to the Lender and its counsel, approving this Agreement and all or a portion of the extension of credit to be made by the Lender in accordance with this Agreement on an interim basis, and finding, among other things, that the applicable Loans are in good faith and otherwise satisfy section 364(e) of the Bankruptcy Code as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Lender.

          "Investment" in any Person shall mean: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and (b) any deposit with, or advance, loan or other extension of credit to, such Person (but excluding any advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person or the cost of services provided by such Person in the ordinary course of business, or any deposit made prior to the Petition Date).

          "Lender" shall have the meaning assigned to such term in the preamble hereto.

          "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

          "Loans" means the Tranche A Loans and the Tranche B Loans.

          "May Industrial Wireless Agreement" shall have the meaning assigned to such term in Section 5.1 hereof.

                                                            Page 25 of 108 Pages





          "Multiemployer Plan" means a Plan defined as such in section 3(37) of ERISA to which contributions have been made by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Notes" shall mean, collectively, the Tranche A Note and the Tranche B Note.

          "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrowers to the Lender incurred under or related to this Agreement, the Notes or any other Facility Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including the principal amount of Loans outstanding, together with interest thereon, and all expenses, fees and indemnities hereunder or under any other Facility Document, including amounts due under Section 11.4 hereof and similar agreements contained in the other Facility Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, or any other Facility Document.

          "PageNet Agreement" has the meaning given such term in Section 5.1 hereof.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" of any Person shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or trust company organized under the laws of the United States of America or any state and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; (d) post-petition deposits under section 366 of the Bankruptcy Code; and (e) Investments outstanding on the Petition Date and listed on Schedule I hereto.

          "Permitted  Liens"  shall  mean the Liens  described  in clause (b) of
Section 9.2 hereof.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                                                            Page 26 of 108 Pages






          "Petition Date" shall have the meaning assigned to such term in the preamble hereto.

          "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA or to which section 412 of the Code applies.

          "Plan of Reorganization" shall mean any chapter 11 plan for the Borrowers.

          "Pledged Interests" shall have the meaning assigned to such term in the Security and Pledge Agreement.

          "Post-Default Rate" shall mean, in respect of any principal of any Obligation or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 14%.

          "Security and Pledge Agreement" shall mean a Security and Pledge Agreement executed by the Borrowers and any wholly-owned direct or indirect Subsidiary of the Borrowers that is granting Lender a Lien on any Collateral thereunder, in favor of the Lender, substantially in the form of Exhibit B hereto and covering the Collateral as identified therein, as the same shall be amended, modified and supplemented and in effect from time to time.

          "Security Documents" shall mean, collectively, the Security and Pledge Agreement, all Uniform Commercial Code financing statements required by this Agreement or the Security and Pledge Agreement which have been or will be filed with respect to the security interests in personal property and fixtures created pursuant thereto, and all additional security agreements, mortgages or Uniform Commercial Code financing statements heretofore or hereafter delivered or filed, as the case may be, by the Borrowers and any direct or indirect Subsidiary of the Borrowers that is granting Lender a Lien on any of the Collateral pursuant to the terms of this Agreement or the Security and Pledge Agreement.

          "Subsequent Advance Date" shall have the meaning assigned to such term in Section 6.1(b) hereof.

          "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

                                                            Page 27 of 108 Pages





          "Term Sheet" shall mean a term sheet in substantially the form of Exhibit E hereto setting forth the terms and conditions of the Chapter 11 Plan, as the same may be amended, modified and supplemented from time to time with the express written consent of the Lender.

          "Termination Date" shall mean the earlier of (a) October 15, 1998, (b) the effective date of a Plan of Reorganization, and (c) the occurrence of an Event of Default.

          "Termination  Event" shall mean (a) a "Reportable  Event" described in section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Borrowers or any member of the Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Third Party Transaction" shall have the meaning given such term in the Term Sheet.

          "Tranche A Commitment" shall mean the obligation of the Lender to make Loans to the Borrowers in an aggregate principal amount not to exceed $7,000,000.

          "Tranche A Loans" shall mean the Loans provided for in Section 2.1(a) hereof.

          "Tranche A Note" shall mean the  promissory  grid note provided for by
Section 2.6(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case, as the same shall be modified and supplemented and in effect from time to time.

          "Tranche B Commitment" shall mean the obligation of the Lender to make Loans to the Borrowers in an aggregate principal amount not to exceed $10,000,000 minus the amount of any Tranche A Loans actually extended to the Borrowers.

          "Tranche B Loans" shall mean the Loans provided for in Section 2.1(b) hereof.

                                                            Page 28 of 108 Pages





          "Tranche B Note" shall mean the  promissory  grid note provided for in
Section 2.6(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case, as the same shall be modified and supplemented and in effect from time to time.

          "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrowers or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

          1.2 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered hereunder shall be made and prepared in accordance with GAAP and all accounting and financial terms shall have the meanings ascribed to such terms by GAAP.


                                    ARTICLE 2

                                   THE CREDITS

          2.1 The Commitments.

               (a) Subject to the terms and conditions set forth herein, the Lender agrees to make one or more multiple draw Tranche A Loans to the Borrowers from time to time during the period from June 29, 1998 in an aggregate principal amount not to exceed the Tranche A Commitment. Tranche A Loans once repaid or prepaid may not be reborrowed.

               (b) Subject to the terms and conditions set forth herein, the Lender agrees to make one or more multiple draw Tranche B Loans to the Borrowers from time to time during the period from the Subsequent Advance Date through the Termination Date in an aggregate principal amount not to exceed the Tranche B Commitment. Tranche B Loans once repaid or prepaid may not be reborrowed.

               (c) Notwithstanding anything herein to the contrary, the Lender shall have no obligation to make Loans hereunder in excess of the amounts authorized by the Interim Order or the Final Order, as the case may be, in the Chapter 11 Cases, and any reference herein to the amount of any Commitments shall be automatically reduced to the amounts so authorized.

          2.2  Borrowings.  The  Borrowers  shall give the Lender notice of each

                                                            Page 29 of 108 Pages




Borrowing of Loans hereunder as provided in Section 4.4 hereof. On the date specified for each Borrowing hereunder, the Lender shall, subject to the terms and conditions of this Agreement, make available the amount of such Borrowing to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers designated for such purpose from time to time by the Borrowers.

          2.3 Changes of Commitments.

               (a) The Commitments shall be automatically reduced to zero on the Termination Date.

               (b) The Borrowers shall have the right at any time or from time to time (i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the unused amount of the Commitments; provided that (x) the Borrowers shall give notice of each such termination or reduction as provided in
Section 4.4 hereof and (y) each partial reduction shall be in an amount at least equal to $100,000 or in multiples of $10,000 in excess thereof.

               (c) The Commitments once terminated or reduced may not be reinstated.

          2.4 Fees. In addition to the amounts provided in Section 11.4 hereof and any similar provisions in the other Facility Documents, the Borrowers shall be obligated to pay Lender a facility fee of $150,000, which amount shall be paid by means of Lender's deduction thereof from the first Tranche A Loan.

          2.5 Use of Proceeds. The Borrowers hereby covenant, represent and warrant that the proceeds of the Loans made to them will be used solely to fund the Borrowers' continued ordinary course operations and working capital needs, in each case solely in accordance with the Budget (without limitation, in Permitted Investments) and to facilitate, among other things, the conduct and completion of Due Diligence and the prompt documentation, filing and approval or confirmation, as the case may be, of the Disclosure Statement, the Chapter 11 Plan and the Definitive Plan Documents within the times specified in this Agreement. Without limiting the foregoing, the Borrowers may not, and shall not permit any of their Subsidiaries to, use the Proceeds of any Loan to make Acquisitions or Investments, including any partnership or joint venture payment, or for attacking the Lender, its claims or interests, the Loans or the Chapter 11 Plan; provided that the proceeds of the Loans may be used to make ordinary course payments (as provided in the Budget) in respect of Anam Telecommunications, Geotek Argentina, S.A., GMSI, Inc. and Geotek Technologies Israel (1992) Ltd.

                                                            Page 30 of 108 Pages






          2.6 Notes.

               (a) The Tranche A Loans made by the Lender hereunder shall be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit A-1 hereto, dated as of the date hereof, payable to the Lender in a principal amount equal to the amount of the Tranche A Commitment as originally in effect and otherwise duly completed. The date and amount of each Tranche A Loan made by the Lender to the Borrowers, and all payments and prepayments made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Tranche A Note, endorsed by the Lender on the schedule attached to such Tranche A Note or any continuation thereof; provided, however, that any failure by the Lender to make any such notation shall not affect the obligations of the Borrowers hereunder or under such Tranche A Note in respect of such obligations.

               (b) The Tranche B Loans made by the Lender hereunder shall be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit A-2 hereto, dated as of the date hereof, payable to the Lender in a principal amount equal to the amount of the Tranche B Commitment as originally in effect and otherwise duly completed. The date and amount of each Tranche B Loan made by the Lender to the Borrowers, and all payments and prepayments made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Tranche B Note, endorsed by the Lender on the schedule attached to such Tranche B Note or any continuation thereof; provided, however, that any failure by the Lender to make any such notation shall not affect the obligations of the Borrowers hereunder or under such Tranche B Note in respect of such obligations.

          2.7 Optional Prepayments. Subject to Section 4.3 hereof, the Borrowers shall have the right to prepay the Obligations, at any time or from time to time, provided the Borrowers shall give the Lender notice of each such prepayment as provided in Section 4.4 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

          2.8 Mandatory Prepayments and Reductions of Commitments.

               (a) Sale of Assets, Etc.. Without limiting the obligation of the Borrowers to obtain the consent of the Lender pursuant to Section 9.6 hereof to any Disposition not otherwise permitted hereunder, the Borrowers will prepay, to the extent of such Disposition proceeds, the Obligations outstanding, and the Commitments shall be automatically reduced, upon the closing of any Disposition to the extent of such Disposition proceeds, including, without limitation, in the case of each of the following Dispositions: the PageNet Agreement.

                                                            Page 31 of 108 Pages





               (b) Exceeding Commitments. If at any time the Loans outstanding hereunder exceed the Commitments then available, then the Borrowers shall immediately repay the Loans in the amount of such excess.


                                    ARTICLE 3

                       PAYMENTS OF PRINCIPAL AND INTEREST

          3.1 Amortization.

               (a) To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Termination Date.

          3.2 Interest.

               (a) The Borrowers hereby promise to pay to the Lender interest on the unpaid principal amount of each Loan, for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to 12%.

               (b) Notwithstanding the foregoing, the Borrowers hereby promise to pay to the Lender interest on the Loans at the Post-Default Rate (i) upon the occurrence and during the continuance of an Event of Default hereunder and (ii) on any principal of any Loan and on any other Obligation of the Borrowers which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

               (c) Accrued interest on the Loans shall be payable monthly on last Banking Day of each calendar month.

               (d) Notwithstanding anything herein to the contrary, interest payable at the Post-Default Rate shall be payable in cash from time to time on demand.

                                                            Page 32 of 108 Pages





                                    ARTICLE 4

                          PAYMENTS; COMPUTATIONS; ETC.

          4.1 Payments.

               (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers to the Lender under this Agreement, the Notes and the other Facility Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, into an account in accordance with the following wire instructions: Bank of New York, aba #021000018 credit to Arnhold & S. Bleichroeder Account #8540905100, for further credit to Account # 33-00713, S-C Rig Investments III, L.P. (or such other account designated by the Lender from time to time) not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day).

               (b) The Borrowers shall, at the time of making any payment or prepayment under this Agreement or any Note, specify to the Lender the Obligations or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply the amount of such payment received by it in such manner as it may determine to be appropriate).

               (c) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Banking Day, such date shall be extended to the next succeeding Banking Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.2 Computations. Interest hereunder shall be computed on the basis of a year of 360 days.

          4.3 Minimum Amounts. Each Borrowing hereunder or optional partial prepayment of principal of the Loans shall be in an amount at least equal to $100,000 or in multiples of $10,000 in excess thereof.

          4.4 Certain Notices. Notices by the Borrowers to the Lender of terminations or reductions of the Commitments, of Borrowings and of optional prepayments of the Obligations shall be irrevocable and shall be effective only if received by the Lender not later than 12:00 noon New York time (or, in the

                                                            Page 33 of 108 Pages




case of the Tranche A Loan, 5:00 p.m. New York time) on the number of Banking Days prior to the date of the relevant termination, reduction, borrowing or prepayment specified below:



                                                             Number of
                                                           Banking-Days
                     Notice                                   Prior
          ------------------------------               -------------------

          Termination or reduction of                           2
          Commitments

          Borrowing or prepayment of Loans                      1


Each such notice of termination or reduction shall specify the amount and type of the Commitment to be terminated or reduced. Each notice of optional prepayment shall specify the amount and type of Loan to be prepaid, and each such notice of Borrowing shall specify the type of Loan to be borrowed (subject to Section 4.3 hereof) and the date of borrowing or optional prepayment (which shall be a Banking Day).


                                    ARTICLE 5

                        SECURITY: ADMINISTRATION PRIORITY

          5.1 Grant of Lien and Security Interest.

               (a) Pursuant to this Agreement and the Security Documents, the Borrowers hereby assign, pledge, transfer, grant, confirm and set over unto the Lender, and hereby grant and create in favor of the Lender, and shall cause each of their wholly-owned, direct and indirect Subsidiaries simultaneously to assign, pledge, transfer, grant, confirm and set over unto the Lender, and simultaneously grant and create in favor of the Lender, a security interest in and to, the Collateral, consisting of all assets not subject to any existing Lien that is not a Permitted Lien of the Borrowers and their wholly-owned, direct and indirect Subsidiaries (without limitation excluding any licenses owned by or stock of Geotek U.S. Networks, Inc., Geotek License Holdings, Inc. and MacDermott Communications, Inc.), including, without limitation, (i) to the extent grantable, the rights in respect of each of the Borrowers' Subsidiaries' 68 Special Mobile Radio licenses described on Annex 1 to the Security and Pledge Agreement (as to such 68 licenses, the "Pledged SMR Licenses"), (ii) the Borrowers' interest in and claims against each of Anam Telecommunications, Geotek Argentina, S.A., and, to the extent grantable, GMSI, Inc., and any direct or indirect wholly-owned Subsidiary of a Borrower that holds a Pledged SMR License, (iii) all rights of the Borrowers to receive the consideration under and/or to the proceeds of (x) that certain SMR Frequency Exchange Agreement with

                                                            Page 34 of 108 Pages




Paging Network of America, Inc. ("PageNet") dated March 14, 1997 (the "PageNet Agreement"), with the exception of the New York MTA license assigned by PageNet to Geotek U.S. Networks, Inc., and (y) that certain Purchase Agreement dated April 3, 1998 by and between Geotek Communications, Inc., Gelico, Inc. and Industrial Wireless Technologies, Inc. ("Industrial Wireless Agreement"), and
(iv) to the extent grantable, all unencumbered accounts, chattel paper, contracts, documents, equipment, general intangibles, instruments and equipment of the Borrowers and their wholly- owned, direct and indirect Subsidiaries, with the exception of the Purchase Agreement among Geotek Communications, Inc., Geotek US Networks, Inc. and Industrial Wireless Technologies, Inc., dated May 26, 1998 (the "May Industrial Wireless Agreement") and in each case, not constituting "Excluded Property" under the Security and Pledge Agreement and subject to any existing Liens with the exception of Permitted Liens, together with (v) all proceeds, rents, products and profits of any and all of the foregoing, all as described in the Security Documents.

               (b) The liens and security interests in favor of the Lender referred to in Section 5.1(a) hereof and under the Security Documents shall be valid and perfected liens and security interests, prior to all other Liens and interests, other than Permitted Liens, and shall have a second priority, with respect to such Collateral, junior only to the Permitted Liens thereon; provided that the liens and security interests in favor of the Lender referred to in
Section 5.1(a) hereof and under the Security Documents shall be subject to the Carve-Out Expenses. All liens and security interests in favor of the Lender hereunder and under the Security Agreements and their priority shall remain in effect until the Commitments have been terminated and all Obligations have been irrevocably repaid in cash in full.

          5.2 Administrative Priority. The Borrowers hereby agree that the Obligations of the Borrowers shall constitute allowed administrative expenses in the Chapter 11 Cases having super-priority status under section 364(c)(1) of the Bankruptcy Code over all other administrative expenses and unsecured claims against the Borrowers now existing or hereafter arising of any kind or nature whatsoever, including without limitation all administrative expenses, charges and claims of the kind specified in sections 503(b), 506(c), 726(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses.

          5.3 Grants, Rights and Remedies Cumulative. The liens and security interests granted pursuant to Section 5.1(a) hereof and the Security Documents and the administrative priority granted pursuant to Section 5.2 hereof may be independently granted by the Facility Documents, the Interim Order, the Final Order and by other agreements hereafter entered into. This Agreement, the other Facility Documents, the Interim Order, the Final Order and such other agreements hereinafter entered into supplement each other, and the grants, priorities, rights and remedies of the Lender hereunder and thereunder are cumulative.

                                                            Page 35 of 108 Pages





          5.4 No Filings Required. The liens and security interests referred to in Section 5.1(a) hereof and in the other Facility Documents shall be deemed valid and perfected by entry of the Interim Order or the Final Order, as the case may be, whichever occurs first. The Lender shall not be required to file any financing statements, notices of Lien, mortgages or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral or to take any other action in order to validate or perfect the liens and security interests granted by or pursuant to this Agreement, the Interim Order or the Final Order, as the case may be, or any other Facility Document. If the Lender shall, in its sole discretion, from time to time choose to file such financing statements, notices of Lien, mortgages or similar instruments, take possession of any Collateral, or take any other action to validate or perfect any such security interests or liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of the Interim Order or, if no Interim Order is obtained, the Final Order, and the Borrowers consent to the modification of the automatic stay under section 362 of the Bankruptcy Code to permit the Lender to file such financing statements, notices of Lien or similar instruments, take possession of any collateral, or take any other action to validate or perfect any such security interests or Liens.

          5.5 Survival. The liens, security interests, lien priorities, administrative priorities and other rights and remedies granted to the Lender pursuant to this Agreement and the other Facility Documents (specifically including but not limited to the existence, perfection and priority of the liens and security interests provided herein and therein, and the administrative priority provided above and therein) shall not be modified, altered, primed or impaired (including by the grant of a junior Lien on any Collateral) in any manner by any other financing or extension of credit or incurrence of Debt by the Borrowers (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Chapter 11 Cases, or, with respect to any Loans then outstanding, any modification, amendment or reversal or stay of the Interim Order or the Final Order, as the case may be, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act of omission:

               (a) except for the Carve-Out Expenses, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Lender against the Borrowers in respect of any Obligation;

               (b) the liens and security interests in favor of the Lender set forth in Section 5.1(a) hereof and in the Facility Documents shall constitute valid and perfected first priority Liens and security interests, subject only to the Permitted Liens to which such liens and security interests hereunder shall be subordinate and junior, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or

                                                            Page 36 of 108 Pages




any other Person whatsoever; provided that all such liens and security interests of the Lender set forth in Section 5.1(a) hereof any in the Facility Documents shall be subject to the Carve-Out Expenses; and

               (c) the liens and security interests in favor of the Lender set forth in Section 5.1(a) hereof and in the Facility Documents shall be valid and perfected without the necessity that the Lender file financing statements, notices of lien, mortgages or otherwise perfect its Liens and security interests under applicable nonbankruptcy law except for such Collateral as is or may hereafter be located outside of the territorial limits of the United States of America ("Foreign Collateral") to the extent that the same may not be subject to the jurisdiction of the Bankruptcy Court. Borrowers shall take all steps required to perfect Lender's security interest in the Foreign Collateral under applicable non-bankruptcy law as promptly as practicable, but in no event later than July 8, 1998.


                                    ARTICLE 6

                              CONDITIONS PRECEDENT

          6.1 Conditions Precedent.

               (a) Tranche A Loans. The obligation of the Lender to make Tranche A Loans available hereunder shall occur on the date (the "Effective Date") on or after June 29, 1998 that the Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel:

                    (i) the Notes duly executed by the Borrowers;

                    (ii) the Security and Pledge Agreement duly executed by the Borrowers and any Subsidiary of the Borrowers with an interest in the Collateral, together with such financing statements executed by the Borrowers and such Subsidiaries which in the opinion of the Lender are desirable to perfect the liens and security interests created hereby and by the Security and Pledge Agreement;

                    (iii) the stock certificates evidencing the Pledged Interests, accompanied by undated stock powers duly executed in blank; provided that stock certificates evidencing Foreign Collateral shall be received by Lender as promptly as practicable;

                    (iv) evidence that either the Interim Order or the Final Order, as the case may be, shall have been entered by the Bankruptcy Court approving the Commitments (or such lesser amount as shall be acceptable to the Lender in its sole discretion), and each such Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended;

                                                            Page 37 of 108 Pages






                    (v) a copy of the charter, as amended and in effect, of each of the Borrowers and of each of the "Domestic Issuers" under Annex 2A of the Security and Pledge Agreement, certified as of recent date by the Secretary of State of the State of Delaware, or, in the case of each Domestic Issuer which is not a Delaware entity, by an officer of the state of such Subsidiary's incorporation or organization, and a certificate from such Secretary of State or officer dated as of recent date as to the good standing of and charter documents filed by the Borrowers and such Subsidiary;

                    (vi) a certificate from the Secretary of each of the Borrowers and of any Subsidiary of the Borrowers that is a party to any Facility Document, dated the Effective Date, certifying (A) that the attached are true and complete copies of the by-laws of the Borrowers and such Subsidiary as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of each of the Borrowers and of any Subsidiary of the Borrowers that is a party to any Facility Document, authorizing the execution, delivery and performance of this Agreement and the other Facility Documents to which the Borrowers or such Subsidiary is a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of each of the Borrowers and such Subsidiary that is a party to any Facility Document has not been amended since the date of the certification thereto furnished pursuant to clause (v) above, and (D) as to the incumbency and specimen signature of each officer of the Borrowers and Subsidiary executing the Facility Documents;

                    (vii) a certificate of an officer of each of the Borrowers and of any Subsidiary of the Borrowers that is a party to a Facility Document as to the incumbency and specimen signature of the Secretary of the Borrowers and such Subsidiary;

                    (viii) a certificate of a duly authorized officer of each of the Borrowers, dated the Effective Date, stating that (A) the representations and warranties in Article 7 of this Agreement and in the other Facility Documents are true and correct on such date as though made on and as of such date as to such entity, (B) no event has occurred and is continuing which constitutes a Default or an Event of Default hereunder and (C) from the date of execution of the Term Sheet through the Effective Date, no material adverse change in the assets, business, operations or financial condition of the Borrowers has occurred or become known since the Petition Date, except as disclosed in writing by the Borrowers to the Lender prior to the Effective Date, except as resulting from the commencement of the Chapter 11 Cases, and a

                                                            Page 38 of 108 Pages




certificate of a duly authorized officer of any Subsidiary of the Borrowers that is a party to a Facility Document, dated the Effective Date, stating that (A) the representations and warranties in the Security and Pledge Agreement are true and correct on such date as though made on and as of such date as to such entity and (B) from the date of execution of the Term Sheet through the Effective Date, no material adverse change in the assets, business, operations or financial condition of any Subsidiary of the Borrowers has occurred or become known since the Petition Date, except as disclosed in writing by such Subsidiary of the Borrowers to the Lender prior to the Effective Date, except as resulting from the commencement of the Chapter 11 Cases;

                    (ix) the liens and security interests in favor of the Lender pursuant hereto and the Security and Pledge Agreement shall be valid and perfected first priority liens prior (except for Permitted Liens to which such Liens and security interests are subordinate and junior) to all other Liens in or on the Collateral intended to be subject thereto, subject to the Carve-Out Expenses;

                    (x) the Term Sheet executed and delivered by the Borrowers and the Borrowers' active pursuit of confirmation of the Chapter 11 Plan;

                    (xi) on or before June 29, 1998, the Borrowers and Lender shall have agreed upon the identity of, and the Borrowers shall have agreed to retain a crisis manager and a restructuring and reorganization financial advisor and/or other consultants to the Borrowers (collectively, "Crisis Manager") to perform, subject to applicable fiduciary duties and the boards of directors of the Borrowers, all postpetition functions of the Borrowers' chief executive officer, adherence to the Budget, consolidation of operations, facilitation of Due Diligence in respect of the Chapter 11 Plan and the business plan, and preparation of a revised business plan (the parties agree (A) upon Zolfo Cooper Management, LLC (per Leonard LoBiondo and Steven Marotta), assisted with respect to the Business Plan by Renaissance Worldwide, Inc., as Crisis Manager and (B) that the Borrowers shall not dismiss or replace the Crisis Manager without obtaining Bankruptcy Court approval and, if terminated without cause, without having agreed with the Lender on a replacement Crisis Manager; provided, however, that if the Borrowers dismiss the Crisis Manager for cause, they agree to replace the Crisis Manager as soon as reasonably practicable with another Crisis Manager acceptable to the Lender);

                    (xii) commencing on June 26, 1998, the Borrowers shall facilitate and cooperate with the Due Diligence of Lender in respect of the Chapter 11 Plan and the business plan;

                                                            Page 39 of 108 Pages






                    (xiii) evidence that all fees, retainers and expenses required by this Agreement to be paid on or before the Effective Date shall have been paid in full (or shall have been authorized by the Interim Order or the Final Order, as the case may be);

                    (xiv) the Lender shall otherwise be satisfied in all material respects (in its sole determination) with the results of its Due Diligence, which Due Diligence shall be completed on or before June 29, 1998; and

                    (xv) such other approvals, opinions or documents as the Lender may reasonably request.

               (b) Tranche B Loans. The obligation of the Lender to make Tranche B Loans available hereunder shall occur on the date (the "Subsequent Advance Date") on or after August 10, 1998 that the Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel:

                    (i) evidence that the Effective Date shall have occurred;

                    (ii) evidence that the Final Order shall be in full force and effect approving the Commitments (or such lesser amount as shall be acceptable to the Lender in its sole discretion) and shall not have been reversed, stayed, modified or amended;

                    (iii) the Bankruptcy Court shall have scheduled the hearing on approval of the Disclosure Statement under section 1125 of the Bankruptcy Code to occur no later than August 15, 1998;

                    (iv) the Borrowers shall be actively pursuing Bankruptcy Court approval of the Disclosure Statement and confirmation of the Chapter 11 Plan on or before September 22, 1998;

                    (v) certificates from a duly authorized officer of each of the Borrowers and any of the Borrowers' Subsidiaries, as applicable, of the type referred to in clauses (a)(viii) and (a)(ix) above, dated the Subsequent Advance Date and such certificates are true and accurate in all material respects; and

                    (vi) the Borrowers shall be continuing to facilitate and cooperate with the Due Diligence described in clause (a)(xii) above; and

                                                            Page 40 of 108 Pages





                    (vii) the Borrowers shall not have dismissed or replaced the Crisis Manager referred to in clause (a)(xi) above without obtaining Bankruptcy Court approval and, if terminated without cause, without having agreed with the Lender on a replacement Crisis Manager; provided, however, that if the Borrowers dismiss the Crisis Manager for cause, they agree to replace the Crisis Manager as soon as reasonably practicable with another Crisis Manager acceptable to the Lender.

          6.2 Additional Conditions Precedent. The obligation of the Lender to make any Loan hereunder is subject to the further conditions precedent that on the date of any Borrowing of a Loan the following statements shall be true:

               (a) the  representations  and warranties made by the Borrowers in
Article 7 hereunder and in each of the other Facility Documents are true and correct in all material respects on and as of the date of such Borrowing as though made on and as of such date;

               (b)  No  Default  or  Event  of  Default  has   occurred  and  is
continuing, or would result from such Borrowing;

               (c) On the date of such Borrowing, the Interim Order or the Final Order, as the case may be, shall be in full force and effect and shall not have been reversed, stayed, modified or amended. Unless the Lender shall have joined in or expressly consented in writing to the same, there shall be no motion of the Borrowers pending: (i) to reverse, modify or amend the Interim Order or the Final Order, as the case may be, or (ii) to permit any administrative expense or unsecured claim against the Borrowers, now existing or hereafter arising, of any kind or nature whatsoever, to have administrative priority equal or superior to the priority of the Lender in respect of the Obligations, except for Carve-Out Expenses, or (iii) to grant or permit the granting of a Lien on any Collateral;

               (d) The aggregate unpaid principal amount of the Loans shall not exceed, and after giving effect to the requested Borrowing will not exceed, the Commitments then available; and

               (e) Up to fourteen days in advance of the date of a Borrowing, the Borrower may request a Borrowing, the amount of which shall not exceed the Borrowers' anticipated ordinary course expenses as set forth in the Budget for the fourteen day period following the date of such Borrowing (i.e. two weeks in advance). In the event there is a dispute between the parties as to whether the Borrowers are in compliance with the Budget, the Lender shall continue to fund Loans into a segregated account of the Borrowers that may not be drawn upon except pursuant to an order of the Bankruptcy Court or an agreement of the parties hereto. Without limiting any other provision of this Agreement, Lender shall inform the Borrower, either orally or in writing within 3 business days of a request for Borrowing whether the Borrowers are in compliance with the Budget.

                                                            Page 41 of 108 Pages






          6.3 Certification. Each notice of a Borrowing shall be accompanied by a certificate of a duly authorized officer of each of the Borrowers certifying that the statements contained in Section 6.2 are true and correct both on the date of such notice and, unless the Borrowers otherwise notify the Lender prior to such Borrowing, as of the date of such Borrowing.


                                    ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

          The Borrowers hereby represent and warrant that upon the occurrence of the Effective Date (in each case where there is a reference to a Subsidiary in this Article 7, such reference shall be limited to the Borrowers' direct and indirect wholly-owned Subsidiaries):

          7.1 Incorporation, Good Standing and Due Qualification. Each of the Borrowers and their Subsidiaries (a) except as disclosed in Schedule III, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the requisite corporate power and has all material governmental licenses, authorizations, consents and approval necessary to own its assets, except as disclosed in Schedule III hereto, and carry on the business in which it is now engaged or proposed to be engaged; and (c) except as disclosed in Schedule III hereto is duly qualified to do business in all jurisdictions in which the nature of the business conducted by the Borrowers and their Subsidiaries makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

          7.2  Corporate  Power and  Authority;  No  Conflicts.  The  execution, delivery and performance by the Borrowers (and their Subsidiaries, as applicable) of the Facility Documents to which they are a party, the grant by the Borrowers (and their Subsidiaries, as applicable) and the perfection of the security interests purported to be granted in favor of the Lender hereunder and under the Security Documents, and the exercise by the Lender of any rights and remedies hereunder or under the other Facility Documents have been duly authorized by all necessary corporate action and do not and will not: (a) contravene any provision of its (or their) charter or by laws; (b) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrowers or any of their Subsidiaries or affiliates (other than entry of the Interim Order or the Final Order, as the case may be, and as otherwise provided under
Section 10.3 hereof); (c) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrowers are a party or by which they or their properties may be bound or affected except as provided by the

                                                            Page 42 of 108 Pages




Bankruptcy Code and the Interim Order or Final Order; (d) result in, or require, the creation or imposition of any Lien (other than as provided hereunder and under the Security Documents), upon or with respect to any of the properties now owned or hereafter acquired by the Borrowers except as provided by the Bankruptcy Code and the Interim Order or the Final Order; or (e) cause the Borrowers (or any Subsidiary or affiliate, as the case may be, of the Borrowers) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument except as provided by the Bankruptcy Code and the Interim Order and Final Order.

          7.3 Legally Enforceable Agreements. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrowers (and is Subsidiaries, as applicable) enforceable against the Borrowers, and such Subsidiaries, in accordance with its terms.

          7.4  Litigation.  Other than the  Chapter 11 Cases and as set forth in
Schedule VII hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened, against or affecting the Borrowers or any of their Subsidiaries or any of their respective properties before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrowers or any such Subsidiary or the ability of the Borrowers to perform their obligations under the Facility Documents.

          7.5 True and Complete Disclosure. No financial statement, information, exhibit or report furnished by the Borrowers to the Lender in connection with this Agreement, including the audited financial statements of the Borrowers for the fiscal year ended December 31, 1997, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. All written information furnished heretofore or hereafter by the Borrowers to the Lender in connection with this Agreement or the other Facility Documents and the transactions contemplated hereby and thereby shall not contain a material misstatement of fact or omit to state a material fact or any fact necessary to make such information not materially misleading, shall or will be prepared in accordance with GAAP and do or will present fairly the financial condition of the entities covered thereby and the results of operations ended thereby, or (in the case of projections or pro forma financial information) based on reasonable estimates, on the date as of which such information is stated or certified. Since the Petition Date, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrowers or any of their Subsidiaries, except as disclosed in writing to the Lender prior to the date hereof, other than as caused by the commencement of the Chapter 11 Cases.

                                                            Page 43 of 108 Pages





          7.6 Ownership and Liens. Each of the Borrowers and its Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements referred to in Section 7.5 hereof (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrowers or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as permitted under Section 9.2 hereof.

          7.7 Taxes. Each of the Borrowers and its Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except as prohibited by the Bankruptcy Code.

          7.8 ERISA. Neither the Borrowers nor any ERISA Affiliate maintains or has an obligation to contribute to any Plan or any Multiemployer Plan. Neither of the Borrowers nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in section 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event which in each case would have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrowers or any of their Subsidiaries. Neither of the Borrowers nor any ERISA Affiliate has engaged in a transaction within the meaning of Section 4069 of ERISA which would have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrowers or any of their Subsidiaries. Neither of the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payments of premiums, and there are no premium payments which have become due which are unpaid. Neither of the Borrowers nor any ERISA Affiliate has made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan in either case which would have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrowers or any of their Subsidiaries. There are no pending, or to the knowledge of the Borrowers or any ERISA Affiliate, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan, or (iii) the Borrowers or any ERISA Affiliate with respect to any Plan.

          7.9 Subsidiaries. Schedule I hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Subsidiary of the Borrowers or any of their Subsidiaries and any Investments of the Borrowers or any of their Subsidiaries in existence on the date hereof. All shares of such stock or other equity or ownership interests owned by the Borrowers or one or more of their Subsidiaries, as indicated in such Schedule, are, except as indicated on the attachment to such Schedule, owned free and clear of all Liens, security interests and other charges and encumbrances.

                                                            Page 44 of 108 Pages





          7.10 Credit Arrangements. Schedule II hereto contains a complete and correct list of all material credit agreements, indentures, purchase agreements, guaranties, Capital Lease Obligations and other investments, agreements and arrangements providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrowers or any of their Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, and the amount outstanding thereunder, are correctly stated as at the Petition Date, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

          7.11 Licenses and Permits. Except as disclosed in Schedule III, the Borrowers and each of their Subsidiaries have obtained all material licenses, permits, authorizations or other forms of permission which under federal, state and local laws are necessary or advisable to operate its businesses (including, without limitation, copyrights, trademarks, patents, the SMR Licenses and other licenses to use tangible or intangible property and similar rights) in the manner contemplated by the Borrowers or such Subsidiary as of the date of this Agreement, and neither the Borrowers nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, other than as of a result of the Chapter 11 Cases.

          7.12 No Default on Outstanding Judgments or Orders. Each of the Borrowers has satisfied all judgments against it and neither the Borrowers nor any of their Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, other than as of a result of the Chapter 11 Cases.

          7.13 Labor Disputes and Acts of God. Neither the business nor the properties of the Borrowers or of any of their Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, storm, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which has had or could have a material adverse affect on the business, properties or operations of the Borrowers or any such Subsidiary.

          7.14 Insurance. The Borrowers maintain with financially sound and reputable insurers adequate insurance with respect to its property and business and those of its Subsidiaries. Schedule IV hereto sets forth a list of all insurance currently maintained by the Borrowers and its Subsidiaries.

          7.15 Governmental Regulation. Neither the Borrowers nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                                                            Page 45 of 108 Pages





          7.16 Administrative Priority; Lien Priority.

               (a) The Obligations of the Borrowers will constitute allowed administrative expenses in the Chapter 11 Cases having priority over all other administrative expenses and unsecured claims against the Borrowers, now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all other administrative expenses, charges or claims of the kind specified in sections 503(b), 506(c), 507(b) and 723(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses.

               (b) The Obligations of the Borrowers will be secured by a valid and perfected first Lien on and security interest in all of the Collateral, subject only to the Permitted Liens to which such Liens and security interests shall be junior and subordinate, and subject further to the Carve-Out Expenses.

          7.17 Bankruptcy Court Orders. Each of the Interim Order or the Final Order and any other order approving the Fiduciary Out, as the case may be, is in full force and effect, and has not been reversed, stayed, modified or amended.


                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

          So long as any Note shall remain unpaid, each of the Borrowers and any Subsidiary granting Lender a Lien on Collateral shall:

          8.1 Maintenance of Existence. Except for the Subsidiaries identified on Schedule III and Schedule V, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

          8.2 Conduct of Business. (a) Except for the Subsidiaries identified on
Schedule V, continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement, (b) except as disclosed on
Schedule III, obtain, and cause each of its Subsidiaries to obtain, from time to time all licenses, permits, authorizations or other forms of permission which under federal, state and local laws are necessary or advisable for operating and maintaining the conduct of the business of the Borrowers and their Subsidiaries (including, without limitation, copyrights, trademarks, patents and licenses to use tangible or intangible property and similar rights, and (c) use its best

                                                            Page 46 of 108 Pages




efforts, and cause each of its Subsidiaries to use its best efforts, in each case consistent with the Budget to preserve and protect the value of the Collateral.

          8.3 Maintenance of Properties and Executory Contracts and Leases. Except for the Subsidiaries identified on Schedule V, maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible) including leased property, necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall use its best efforts to ensure that all leases and executory contracts necessary or useful in the Borrowers' or any of such Subsidiaries' business or operations remain in full force and effect (without, however, the assumption thereof under section 365 of the Bankruptcy Code), except to the extent otherwise consented to by the Lender.

          8.4 Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrowers and its Subsidiaries.

          8.5 Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance including insurance against bodily injury and property damage with respect to the Collateral with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. As soon as practicable following the Effective Date and from time to time thereafter, the Borrowers shall cause the Lender to be named as loss payee as its interests may appear under any such insurance policies respecting the Collateral in effect from time to time.

          8.6 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, subject to the limitations and requirements of the Bankruptcy Code.

          8.7 Right of Inspection. At any reasonable time and from time to time, and without undue disruption to the Borrowers' business, permit the Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrowers and any of their Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and any such Subsidiary with any of their respective officers and directors and the Borrowers' independent accountants.







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                                                            Page 47 of 108 Pages





          8.8 Reporting Requirements. Furnish to the Lender:

               (a) (i) as soon as available and in any event within 60 days after the end of each fiscal year of the Borrowers, the following financial statements and (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, the following financial statements accompanied by an opinion thereon acceptable to the Lender by an independent accountant of national standing selected by the Borrowers and acceptable to the
Lender: a consolidated balance sheet of the Borrowers and their Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flow and statement of changes in stockholders' equity of the Borrowers and their Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP;

               (b) as soon as available and in any event within 7 days after the end of each month of each fiscal year of the Borrowers, a consolidated balance sheet of the Borrowers and their Consolidated Subsidiaries as of the end of such month and a consolidated income statement and statement of cash flow and statement of changes in stockholders' equity, of the Borrowers and their Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by either the chief financial officer or the chief accounting officer of the Borrowers (subject to year-end adjustments);

               (c) on or before June 26, 1998, financial and cash flow projections, in form and substance satisfactory to the Lender, which may be the Budget, for the period ending September 25, 1998, with weekly (provided by the close of business each Monday) compliance updates showing actual sources and uses and line item and backup compliance with the Budget for the prior week;

               (d) promptly upon receipt by Borrowers, but in any event no later than 24 hours thereafter, copies of all consultants' reports, investment bankers' reports, accountants' management letters, business plans and similar documents. The Borrowers shall not be obligated to provide copies of any such documents, however, which are subject to any privilege and as to which disclosure to the Lender would cause such privilege to be waived, but if the Borrowers claim that any document is so privileged, they shall promptly provide the Lender with a letter describing the document and stating the basis for such claim of privilege;

               (e) copies of all proposed pleadings, motions, applications, financial information and other papers and documents to be filed or received by

                                                            Page 48 of 108 Pages




the Borrowers in the Chapter 11 Cases pertaining to the Loans, the Disclosure Statement or the Chapter 11 Plan, with sufficient time to permit review by Lender;

               (f) promptly upon their becoming available, but in any event no later than 24 hours thereafter, copies of all (i) reports, financial statements or other information delivered by the Borrowers to their shareholders generally or to the members of any creditors' committee appointed in the Chapter 11 Cases,
(ii) reports, proxy statements, financial statements and other information generally distributed by the Borrowers to their creditors or the financial community in general and (iii) audit or other reports submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit of the Borrowers;

               (g) promptly upon becoming aware of any Event of Default or Default, notice thereof, together with a written statement of the chief financial officer or the chief accounting officer of the Borrowers setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers;

               (h) promptly upon becoming aware thereof, but in any event no later than 24 hours after Borrowers learn of such event, notice of any event which the Borrowers believe in good faith is reasonably likely to have, or actually has had, a material effect on the condition (financial or otherwise), business, operation or prospects of the Borrowers or any of their Subsidiaries;

               (i) promptly upon Borrowers becoming aware of such proceedings, notice of all legal and arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, against or affecting the Borrowers or any of their Subsidiaries; and

               (j) such other information and in such form as the Lender may reasonably request, such as ad hoc intra-week or daily requests for the Borrowers' line item cash position, cash flow forecasts or current payables or balance sheet information from time to time.

          8.9 Further Assurances. Execute, acknowledge, deliver, record, file, register, perform and do any and all such further acts, deeds, conveyances, security agreements, assignments, estoppel certificates, financing statements, assurances and other instruments as the Lender may reasonably request from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Facility Document, (b) to subject to valid and perfected first priority liens and security interests all Collateral (subject, as to priority, to the Permitted Liens), (c) to perfect and maintain the validity, effectiveness and priority of any of the Facility Documents and the Liens and security interests intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lender






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the rights  granted  or now or  hereafter  intended  to be granted to the Lender under any Facility Document. The assurances contemplated by this Section 8.9 shall be given under applicable nonbankruptcy law as well as the Bankruptcy Code, it being the intention of the parties that the Lender may request assurances under applicable nonbankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Lender) whether or not the Interim Order or the Final Order is in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

          8.10 Due Diligence. Reasonably facilitate and cooperate with all Due Diligence, commencing June 26, 1998.

          8.11 Fiduciary Out. On or before July 10, 1998, the Borrowers shall have filed an application for approval of the Fiduciary Out.

          8.12 Chapter 11 Plan Process. Prepare and file the Chapter 11 Plan and Disclosure Statement on or before July 15, 1998, schedule the hearing on the Disclosure Statement under section 1125 of the Bankruptcy Code and on the Fiduciary Out to occur on or before August 15, 1998 and actively pursue Bankruptcy Court approval of the Disclosure Statement and the Fiduciary Out, and actively pursue and obtain confirmation of the Chapter 11 Plan on or before September 22, 1998.


                                    ARTICLE 9

                               NEGATIVE COVENANTS

          So long as any Note shall remain unpaid, each of the Borrowers shall not:

          9.1 Debt. Create, incur, assume or suffer to exist, or permit any of its direct or indirect wholly-owned Subsidiaries to create, incur, assume or suffer to exist any Debt, except (a) Debt of the Borrowers under this Agreement and the Notes; and (b) Debt of the Borrowers existing as of the Petition Date.

          9.2 Liens. Create, incur, assume or suffer to exist, or permit any of its direct or indirect wholly-owned Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

               (a) Liens provided for under the Security Documents and as set forth on Schedule VI hereto;

               (b) Liens for taxes or assessments or other government charges or







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                                                            Page 50 of 108 Pages




levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

               (c) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, or which are effectively stayed;

               (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

               (e) Liens, deposits or pledges or liens granted to secure the Borrowers' obligations under letters of credit issued to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

               (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

               (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrowers or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

               (h) Non-avoidable Liens in existence on the Petition Date.

          9.3 Bankruptcy Court Orders; Administrative Priority; Lien Priority; Payment of Claims.

               (a) Seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Order or the Final Order, as the case may be, except for modifications and amendments agreed to by the Lender.

               (b) Seek, consent to or suffer to exist a priority for any administrative expense or unsecured claim against the Borrowers (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses, charges or claims of the kind specified in sections







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                                                            Page 51 of 108 Pages





503(b), 506(c), 507(b) and 723(b) of the Bankruptcy Code) equal or superior to the priority of the Lender in respect of the Obligations, except for the Carve-Out Expenses.

               (c) Suffer to exist any Lien on the Collateral having a priority equal or superior to the Liens and security interests in favor of the Lender in respect of the Obligations, except for Permitted Liens, and subject to the Carve-Out Expenses.

          9.4 Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrowers, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any of its shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any shares of its capital stock or stock of the Borrowers or another such Subsidiary.

          9.5 Mergers, Etc. Subject to the Fiduciary Out, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that: (a) any such Subsidiary may merge into or transfer assets to the Borrowers and (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

          9.6 Sale of Assets. Subject to the Fiduciary Out, convey, sell, lease, transfer or otherwise dispose of, or permit any of its direct or indirect wholly-owned or controlled Subsidiaries to do the foregoing (other than to the Borrowers), in one transaction or a series of transactions, whether voluntarily or involuntarily, any part of its business or property, whether now owned or hereafter acquired except (a) property disposed of in the ordinary course of business and on ordinary business terms, (b) (so long as no Default or Event of Default has occurred and is continuing) the Disposition of assets or property no longer used or useful in the conduct of its business, (c) property disposed of in accordance with, and as specifically contemplated by, the Budget, or (d) pursuant to the PageNet Agreement, the Industrial Wireless Agreement, and the May Industrial Wireless Agreement.

          9.7 Investments and Acquisitions. Make any Acquisition or make or permit to remain outstanding any Investments, or permit any of its direct or indirect wholly-owned Subsidiaries to do the foregoing, other than Permitted Investments.







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          9.8 Other  Payments.  Make any  payment of  principal  or  interest or otherwise on account of any Debt or trade payable incurred by it prior to the Petition Date, provided that such payments may be made if contained in the Budget and, if necessary, approved by the Bankruptcy Court, or as required by the Bankruptcy Court upon motion by a third party.

          9.9 Fiscal Year. Permit its fiscal year to end on a day other than December 31, (or if such day is not a Banking Day, the next preceding Banking
Day) or apply to the Bankruptcy Court for authority to do so.

          9.10 Press Releases. Without the Lender's prior approval, (not to be in unreasonably withheld) issue any press release or similar public announcement in which the Lender or any affiliate of the Lender is mentioned, except as required by law or regulation or pursuant to an order of any court, governmental authority or official.


                                   ARTICLE 10

                                EVENTS OF DEFAULT

          10.1 Events of Default. Any of the following events shall be an "Event of Default":

               (a) the Borrowers shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on the Notes or any fee or other amount due hereunder as and when due and payable and such failure shall continue unremedied for three Banking Days; or

               (b) any representation or warranty made or deemed made by any of the Borrowers or a Subsidiary of Borrowers in this Agreement or in any other Facility Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (c) an order with respect to the Chapter 11 Cases shall be entered by the Bankruptcy Court, or any of the Borrowers shall file an application for an order with respect to the Chapter 11 Cases (i) appointing a trustee in any such Chapter 11 Cases or (ii) appointing an examiner in any such Chapter 11 Cases with the authority to perform duties of a trustee (other than the duties solely of an examiner) in respect of any of the estates of the







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                                                            Page 53 of 108 Pages




Borrowers or the operation of the business of the Borrowers; or

               (d) an order with respect to the Chapter 11 Cases shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a chapter 7 case; or

               (e) an order shall be entered by the Bankruptcy Court confirming a Plan of Reorganization in the Chapter 11 Cases, or a Plan of Reorganization shall be filed which does not contain a provision for termination of the Commitments and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Facility Documents on or before the effective date of such plan or which is not otherwise satisfactory in all material respects to the Lender; or

               (f) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Lender (i) to revoke, reverse, stay, modify, supplement or amend the Interim Order or the Final Order or any of the Facility Documents, (ii) approving the incurrence by any of the Borrowers of any Debt not contemplated hereunder, (iii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Lender in respect of the Obligations, except for Carve-Out Expenses, (iv) to grant or permit the grant of a Lien on the Collateral or (v) which terminates or results in the rejection of any material lease or executory contract used or useful in the operation of the Borrowers' business or operations; or

               (g) an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of any of the Borrowers with respect to any claim secured by any asset or assets of the Borrowers having book value equal to or exceeding $100,000 in the aggregate; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against any of the Borrowers; or

               (h) an  application  for any of the orders  described  in clauses
(c), (d), (e), (f) or (g) above shall be made (i) by a Person other than any of the Borrowers and such application is not contested by the Borrowers in good faith or the relief requested is granted in an order that is not stayed pending appeal or (ii) by any of the Borrowers; or

               (i) any judgment or order shall be entered against any of the Borrowers or any of their direct or indirect wholly-owned Subsidiaries or any other event shall occur or condition exist which does or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of any of the Borrowers or any of their direct or indirect wholly-owned Subsidiaries, and there shall be a period of ten consecutive days during which a stay or enforcement of such judgment or order shall not be in effect; or






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               (j)  the  Security  Documents  shall  at  any  time  after  their execution and delivery and for any reason cease: (A) to create a valid and perfected security interest and Lien in and to the property purported to be subject thereto having the priority specified in the Security Documents; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any of the Borrowers, or any of the Borrowers shall deny it has any further liability or obligation under any such agreement, or any of the Borrowers shall fail to perform any of its obligations thereunder; or

               (k) any material license, permit or other authorization by any federal, state or local government or any lease relating to the Collateral which, in each case, is necessary for the use or operation (whether or not leased or owned by any of the Borrowers or any of their direct or indirect wholly-owned Subsidiaries on the date hereof) in the conduct of the businesses engaged in by any of the Borrowers or any of their direct or indirect wholly-owned Subsidiaries on the date hereof shall be revoked or canceled or otherwise terminated; or

               (l) the later of the date (i) any of the Borrowers shall cease to have the exclusive right to file a Plan of Reorganization in the Chapter 11 Cases; or (ii) a third party shall file a competing Plan of Reorganization; or

               (m) any Termination Event with respect to a Plan shall have occurred, and, 5 days after notice thereof shall have been given to any of the Borrowers by the Lender, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then Unfunded Vested Liabilities of such Plan exceed $100,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount), or any of the Borrowers or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the Plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an amount exceeding $100,000; or

               (n) any of the Borrowers shall: (i) fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in any business Facility Document and such failure shall continue unremedied for 5 Banking Days after notice thereof; or (ii) fail to comply with any of the terms or provisions of the Interim Order or the Final Order.

          10.2 Consequences of an Event of Default. If an Event of Default shall occur and so long as it shall continue or, the Lender may, without further

                                                            Page 55 of 108 Pages



application to the Bankruptcy Court, by notice to the Borrowers,

               (a) declare the Commitments terminated, whereupon the Commitments will terminate immediately and any fees hereunder shall be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

               (b) declare the unpaid principal amount of the Notes, interest accrued thereon, and all other amounts owing by the Borrowers hereunder or under the Notes to be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

          10.3 Certain Remedies. If an Event of Default has occurred and is continuing, the Lender may, on seven Banking Days' prior notice to the Borrowers and any official committee appointed in the Chapter 11 Cases, exercise all rights and remedies which the Lender may have hereunder or under any other Facility Document, the Interim Order, the Final Order or at law (including but not limited to the Bankruptcy Code and the Uniform Commercial Code) or in equity or otherwise, without regard to the automatic stay provided for in section 362 of the Bankruptcy Code with respect to the Borrowers or any of its property or any of the Collateral. Within such seven Banking Days, the Borrowers or any other party-in-interest may seek a hearing before the Bankruptcy Court on the sole issue of whether an Event of Default has, in fact, occurred, and the Lender shall refrain from enforcing any of its remedies hereunder until the Bankruptcy Court has ruled in respect thereof or an agreement has otherwise been reached. Unless the Bankruptcy Court shall order that no Event of Default has occurred, the automatic stay under section 362 of the Bankruptcy Code shall be vacated with respect to the Collateral, and the Lender shall be free to exercise all of its rights with respect to the Collateral, subject to the rights of the holders of Permitted Liens, without further approval of the Bankruptcy Court. All proceeds in respect thereof shall be applied by the Lender to reduce the Obligations in the Lender's sole discretion, and the Borrowers shall remain liable for any deficiencies. With respect to any lease or executory contract constituting part of the Collateral, the Lender shall have the right to cause the Borrowers to assume and assign such lease or executory contract to the Lender or its designee, although nothing herein shall be construed to limit the rights of the counter-party to such lease or executory contract to adequate assurance and cure payments under section 365 of the Bankruptcy Code or to impose any obligation on the Lender to make any such adequate assurance or cure payments. Any proceeds received by the Borrowers in connection with the assumption and assignment of any executory contract or lease shall be proceeds of the Collateral and immediately remitted to the Lender to reduce the Obligations then outstanding. All such remedies shall be cumulative and not exclusive. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude







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                                                            Page 56 of 108 Pages




any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


                                   ARTICLE 11

                                  MISCELLANEOUS

          11.1 Amendments and Waivers. The Borrowers and the Lender may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any other Facility Documents, and the Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrowers hereunder or thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or impair any right consequent thereto.

          11.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Lender, the Borrowers and their respective successors and assigns (including, except for the right to request Loans, any trustee or examiner or other person with expanded powers succeeding to the rights of the Borrowers or pursuant to any conversion to a case under chapter 7 of the Bankruptcy Code).

          11.3 The Lender as Party in Interest. The Borrowers hereby stipulate and agree that the Lender is and shall remain a party in interest in the Chapter 11 Cases and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith (including but not limited to objections to use of proceeds of the Loans, to the payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease).

          11.4 Expenses and Indemnities.

               (a) The Borrowers shall reimburse the Lender on demand for all reasonable costs, expenses, and charges (including, without limitation, fees and charges of external consultants to and legal counsel for the Lender and specifically attributable internal legal and consultant expenses) incurred by the Lender in connection with (i) the negotiation, preparation, performance or enforcement of this Agreement, any term sheet or commitment letter related thereto, the Notes and the other Facility Documents, and (ii) the Due Diligence of Lender; provided, however, that such reimbursable sum shall not exceed $250,000 in the aggregate. The Lender shall provide the Bankruptcy Court, the Borrowers, the United States Trustee and any official committee appointed in the







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Chapter 11 Cases with periodic statements (as frequently as monthly) showing the nature, amount and any balance due in respect of any such fees and expenses incurred by the Lender in accordance herewith. The balance of any such fees and expenses shall be paid by the Borrowers within thirty days after receipt unless a party in interest shall have filed a formal objection thereto with the Bankruptcy Court within such thirty day period. Thereafter, if the parties are unable to reach agreement in respect thereof, a hearing before the Bankruptcy Court solely on the issue of the reasonableness of such fees and expenses will be held.

               (b) The Borrowers agree to indemnify the Lender and its directors, officers, partners, employees, representatives, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrowers or any Subsidiary of the proceeds of the Loans, or its role with respect to the Chapter 11 Plan, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

               (c) The obligations of the Borrowers under this Section 11.4 shall survive the repayment of the Obligations and the termination of the Commitments.

          11.5 Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers may not assign or transfer its rights or obligations hereunder. The Lender may assign, or sell participations in, all or any part of the Obligations (including all or a portion of its Commitment) owing to the Lender to another Lender or other entity, in which event (a) in the case of an assignment, upon notice thereof by the Lender to the Borrowers, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the Lender hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents. The agreement executed by the Lender in favor of the participant shall not give the participant the right to require the Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Lender. The Lender may furnish any information concerning the Borrowers in the possession of







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the  Lender  from  time  to  time  to  assignees  and  participants   (including
prospective assignees and participants); provided that the Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

          11.6 Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Lender and to the Borrowers by telecopier or by overnight courier or by personal delivery addressed to such party at its address on the signature page of this Agreement.

          11.7 Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

          11.8 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          11.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          11.10 Integration. The Facility Documents set forth the entire agreement between the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

          11.11 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of New York applicable to contracts made and performed entirely within the State of New York, except to the extent governed by the Bankruptcy Code.

          11.12 Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AGAINST THE LENDER, ANY PARTICIPANT, ASSIGNEE OR INDEMNIFIED PARTY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER FACILITY DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY

                                                            Page 59 of 108 Pages




OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

                                                            Page 60 of 108 Pages






          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                             GEOTEK COMMUNICATIONS, INC.

                                             By   /s/ Anne E. Eisele
                                                  -----------------------------
                                                  Title: CFO

                                             Address for Notices:

                                             Geotek  Communications,   Inc.
                                             102 Chestnut Ridge Road
                                             Montvale,  New Jersey   07645
                                             Telephone:   (201)930-9305
                                             Telecopy No.:(201)930-1363
                                             Attn: General Counsel


                                             GEOTEK USA, INC.

                                             By   /s/ Anne E. Eisele
                                                  -----------------------------
                                                  Title: CFO

                                             Address for Notices:

                                             Geotek USA, Inc.
                                             102 Chestnut Ridge Road
                                             Montvale, New Jersey  07645
                                             Telephone: (201) 930-9305
                                             Telecopy No.:   (201) 930-1363
                                             Attn: General Counsel

                                             With a copy to:

                                             Kaye, Scholer, Fierman, Hays
                                               & Handler, LLP
                                             425 Park Avenue
                                             New York, New York  10022
                                             Attn: Andrew Kress, Esq.
                                             Telephone: (212) 836-8000
                                             Telecopy No.:  (212) 836-6157

                                                            Page 61 of 108 Pages






                                             S-C RIG INVESTMENTS III, L.P., by
                                             S-C Rig Co., its general partner


                                             By   /s/ Peter Hurwitz
                                                  -----------------------------
                                                  Title: Vice President

                                             Address for Notices:

                                             S-C Rig Investments III, L.P.
                                             888 Seventh Avenue
                                             Suite 3000
                                             New York, New York 10106
                                             Attn: Peter Hurwitz, Esq.
                                             Telephone: (212) 397-5553
                                             Telecopy No.:  (212) 489-2005

                                             With a copy to:

                                             Soros Fund Management LLC
                                             888 Seventh Avenue
                                             Suite 3300
                                             New York, New York 10106
                                             Attn: Michael Neus
                                             Telephone: (212) 397-5540
                                             Telecopy No.:  (212) 664-0544

                                                          -and-

                                             Paul, Weiss, Rifkind, Wharton
                                              & Garrison
                                             1285 Avenue of the Americas
                                             New York, New York 10019
                                             Attn: Robert Drain, Esq.
                                             Telephone: (212) 373-3000
                                             Telecopy No.:  (212) 757-3990

                                                            Page 62 of 108 Pages


                                                                     EXHIBIT E



                                                                  CONFORMED COPY



                             Summary Term Sheet for
                    Debtor in Possession Financing Agreement
                           and Plan of Reorganization


The following is a summary of terms, subject to the negotiation and execution of definitive documentation and the other conditions set forth herein, for a $10 million debtor in possession financing facility and a related chapter 11 plan of reorganization for the Debtors (defined below), proposed by S-C Rig Investments III, L.P. and the Debtors. It is for discussion purposes only and does not constitute a commitment to lend or otherwise alter any agreements or rights of S-C Rig Investments III, L.P. or any of its affiliates with or against Geotek Communications, Inc., Geotek USA, Inc. or any other person or entity, all of which rights and agreements are expressly reserved.


Borrower:           Geotek Communications,  Inc. ("Geotek") and Geotek USA, Inc.
                    (together, the "Debtors")

Lender: S-C Rig Investments III, L.P. and/or an affiliate or assignee thereof (the "Lender" or "S-C Rig III")

DIP Facility:       Working  capital   facility  to  provide   requirements  for
                    Debtors'   continued   operations  (as  provided  in  Budget
                    (defined below) and certified to Lender, in advance of making loans, by a responsible officer of Geotek), with the goal of funding such operations through the confirmation of the Chapter 11 Plan, defined below ("DIP Facility")

                                                            Page 63 of 108 Pages




Amount of DIP       Up to $10,000,000  available as follows:  $7,000,000 initial
Facility:           availability to be made on or before June 29, 1998 ("Initial
                    DIP Facility"),  provided Debtors shall have filed this Term
                    Sheet with the  Bankruptcy  Court and be  actively  pursuing confirmation of the Chapter 11 Plan (defined below),  and up to  $3,000,000  to be  made on or  after  August  10,  1998, provided  Debtors  shall have filed the  Chapter 11 Plan and related disclosure statement, the hearing on such disclosure statement is scheduled  for on or before August 15, 1998 and the Debtors are actively  pursuing approval of the Fiduciary
                    Out, as defined below, and confirmation of the Plan, subject in each case to such  conditions  precedent  to advances and
                    subsequent   advances  as  are  customarily   found  in  DIP
                    facilities, including absence of an event of default or termination event, including as described herein.

Interest:           12 percent per annum; after an event of default,  14 percent per annum. Interest shall be payable monthly in arrears, based on a 360 day year.

Fees: Facility fee of $150,000, plus reimbursement of all of Lender's expenses (including, without limitation, expenses of counsel and other consultants retained by Lender and allocable portion of in-house personnel) attributable to negotiation, documentation and monitoring and enforcement of DIP Facility, to be paid from DIP Facility proceeds or otherwise as provided herein.

Maturity:           Borrowings  under the DIP  Facility are to be repaid in full on the date which is the earlier of (a)  October  15,  1998,
                    (b) the occurrence of an event of default, or (c) the effective date of a chapter 11 plan for the Debtors.

                                                            Page 64 of 108 Pages







Collateral and      All amounts  outstanding  under DIP Facility,  including all
Superpriority       fees in  respect  thereof,  shall be  secured  by first lien
Claim:              (subject   to  the  Carve   Out,   defined   below)  on  all
                    unencumbered  assets of the Debtors  and their  wholly-owned direct and indirect subsidiaries under section 364(d) of the
                    Bankruptcy Code (without limitation,  excluding any licenses owned by or stock of  Geotek  U.S.  Networks,  Inc.,  Geotek
                    License Holdings, Inc. and MacDermott Communications, Inc.),
                    including  assignable  rights in respect of 68 SMR  licenses
                    (and  stock in  subsidiary(ies)  holding  licenses),  rights under SMR Frequency  Exchange  Agreement with Paging Network of America, Inc. ("PageNet  Agreement"),  rights under April
                    3,  1998  Purchase   Agreement  with   Industrial   Wireless
                    Technologies,  Inc.,  interests in Anam  Telecommunications,
                    Geotek Argentina, S.A., and, to the extent grantable, GMSI, Inc., inventory and equipment of the Debtors' subsidiaries, and proceeds of each of the foregoing. Upon either (a) event of default or (b) termination of the DIP Facility, the automatic stay shall be lifted without further action on the part of Lender (other than seven days' prior notice to the Debtors and any official committee) to permit Lender to foreclose on or take other action with respect to the collateral; provided that the Debtors and any official committee shall have such seven days to attempt to prevent such lifting of the automatic stay on the sole basis that such event of default or termination event has not occurred.
                    All liens shall be automatically perfected pursuant to bankruptcy court order; however, the automatic stay shall be modified to permit other perfection at Lender's option.

                    In addition, Lender shall have an allowed superpriority claim for such amounts under sections 364(c)(1) and 503(b) of the Bankruptcy Code over expenses of the kind specified in sections 503(b), 506(c), 507(b) and 726(b) of the Bankruptcy Code, other than with respect to fees of U.S. trustee and bankruptcy court-approved professional fees, not to exceed $500,000 ("Carve Out").

                                                            Page 65 of 108 Pages






Conditions of DIP Entry by Lender and Debtors on or before June 29, 1998 into Facility Including definitive documentation in form and substance satisfactory
Interim DIP         to Lender and its counsel ("Definitive  DIP Documentation"),
Facility:           including a form of budget (the  "Budget") acceptable to the
                    Lender for  Debtors'  operations  during the term of the DIP
                    Facility.  The  Definitive DIP  Documentation  shall contain
                    such   conditions,   representations   and   warranties  and
                    covenants as are customarily found in DIP facilities and additional provisions appropriate in Lender's judgment for this transaction, including:

                    1. Satisfactory completion (in Lender's sole determination) on or before June 29, 1998 of financial, business, operational and legal due diligence in Debtors with respect to DIP Facility), including as to collateral.

                    2.   Entry on or  before  June  29,  1998 of an order of the
                         bankruptcy court ("Interim Order") in form and substance satisfactory to Lender and its counsel, including a finding that Interim DIP Facility is in good faith and otherwise complies with section 364(e) of the Bankruptcy Code, authorizing and approving:

                         (a)  Interim DIP Facility

                         (b)  Reimbursement   of  all  of   Lender's   fees  and
                              expenses,   as  described   above.

                         (c) Debtors' agreement to provide Lender with notice of any event or occurrence having a material effect on the business, conditions or prospects, financial or otherwise, of the Debtors' business, as promptly as practicable, but in any event within 24 hours of the Debtors' receipt of such information

                         (d)  The date of the final hearing on the DIP Facility

                                                            Page 66 of 108 Pages







                         3. Entry on or before July 13, 1998, of an order of the bankruptcy court ("Final Order") in form and substance satisfactory to Lender and its counsel, including (a) a finding that DIP Facility is in good faith and otherwise complies with section 364(e) of the Bankruptcy Code, authorizing and approving the DIP Facility.

                         4. On or before June 29, 1998, Geotek shall have retained a crisis manager, restructuring and reorganization financial advisor and/or other consultants to the Debtors, from alternatives agreed upon by the Lender and Geotek, to perform, among other duties, all postpetition CEO functions, adherence to Budget, consolidation of operations, facilitation of Lender's due diligence for Chapter 11 Plan, described herein, and preparation of revised Business Plan (collectively, "Crisis Manager"). The parties agree upon Zolfo Cooper Management, LLC (per Leonard LoBiondo and Steven Marotta), assisted with respect to development of the Business Plan by Renaissance Worldwide, Inc., as Crisis Manager.

                         5. Commencing on or before June 26, 1998, Debtor shall facilitate and cooperate with financial, business, operational and legal due diligence by Lender and its advisors in the Debtors.

                         6. Debtors shall provide Lender and its counsel with copies of all proposed pleadings and orders in the bankruptcy case(s) pertaining to the DIP Facility and/or the Chapter 11 Plan, with sufficient time to permit review and comment by Lender. The Debtors shall not issue any press release in which Lender or any affiliate or agent of Lender is mentioned without Lender's prior review and approval.

                                                            Page 67 of 108 Pages






Events of Default/ Such events of default as are customarily found in DIP Termination Events: facilities and others appropriate in Lender's judgment, including:

                    7.   Non-payment when due of amounts due under DIP Facility.

                    8. Material breach of any covenant contained in Definitive DIP Documentation, including material breach of Budget.

                    9. Dismissal of bankruptcy case, any conversion to chapter 7, appointment of a bankruptcy trustee or an examiner or other person with expanded powers (with the exception of the Crisis Manager), termination of the Debtors' exclusive right to file a plan or reorganization, or the incurrence of other indebtedness under section 364 of the Bankruptcy Code.

                    10. Any stay or modification of the Interim Order or the Final Order.

                    11. Debtors' failure to prepare a chapter 11 plan in substantial conformity with Chapter 11 Plan described below (preferably with key creditors' agreement) or to file such plan and related disclosure statement on or before July 15, 1998.

                    12.  Failure  to  schedule   hearing  on  bankruptcy   court
                         approval of disclosure statement for Chapter 11 Plan on or before August 15, 1998.

                    13.  Chapter 11 Plan not confirmed by September 22, 1998.

                    14. The filing of a chapter 11 plan or a motion for approval of an agreement that does not provide for the payment of the DIP Facility or that is otherwise not in substantial conformity with Chapter 11 Plan.

Governing Law:      Internal law of the State of New York

                                                            Page 68 of 108 Pages






Chapter 11 Plan To be proposed by Geotek and S-C Rig III for Geotek, and ("Chapter 11 Plan") subsidiaries to the extent the addition of such subsidiaries is mutually agreed to by S-C Rig III and Geotek (together, the "Debtors").1/

Classes and         Administrative   Expenses   (including   DIP  Facility)  and
Proposed            Priority  Claims:  Payment in full in cash on effective date
Treatment           or as otherwise permitted by Bankruptcy Code.

                    Senior Secured Bonds:  ($150 million plus accrued interest):
                    New Senior Secured Notes, due January 1, 2007. Interest at 12%, PIK to January 1, 2003; thereafter current pay.
                    Collateral: current collateral plus currently unencumbered SMR licenses not subject to PageNet Agreement and exclusive of cash receivable under PageNet Agreement (provided further that Reorganized Geotek may use up to $26 million of restricted cash collateral for working capital purposes). In addition, holders of New Senior Secured Notes shall receive 1% of the New Common Stock of Reorganized Geotek.

                    HNS Obligations: ($24.6 million plus accrued interest on Convertible Secured Note and $15.4 million line of credit):
                    New $24.6 million Secured Note, due January 1, 2007. Use of $11 million of prior Advances under PSU Agreement to be discussed. Interest at 12%, PIK to January 1, 2003; thereafter, current pay. Collateral: current collateral. Any remaining obligations under $15.4 million line of credit:
                    New Secured Note, due January 1, 2008. Interest, 13% PIK to January 1, 2004; thereafter current pay. Collateral: current collateral, subject to adjustment upon release of $26 million restricted New Senior Secured Notes' cash collateral.

--------

1/ Rather than reorganize certain subsidiaries, assets of such subsidiaries in S-C Rig III's discretion that are necessary to the continued operation of the Debtors' business as a going concern may be purchased by Reorganized Geotek.

                                                            Page 69 of 108 Pages






                    S-C Rig III ($40 million): New Senior Notes, due January 1, 2008. Interest, 13% PIK to January 1, 2004; thereafter, current pay. Negative pledge on all assets; first lien on unencumbered former DIP Facility collateral and "passive" second lien on New Senior Secured Notes collateral.

                    Raphael: Reorganized Geotek to assume Technology Agreements with such modifications as are reasonably acceptable to S-C Rig III. In addition, Raphael shall receive 3.3% of the New Common Stock of Reorganized Geotek.


                    Other   Non-subordinated   Geotek  Unsecured  Claims:   ($20
                    million):

                    Senior Subordinated Convertible Notes and Other Subordinated Claims ($75 million):

                    All Other Unsecured Claims (Non-Geotek Obligations) ($54 million):

                    In the case of each of the foregoing, a package of New Notes and Reorganized Geotek Common Stock, reasonably reflecting the rights of each class, to be discussed.

                    Preferred Stock: 4.5% of the New Common Stock of Reorganized Geotek, as follows:

                              Series H: 2.4%
                              All Junior Series: 2.1%

                    Geotek Common Stock: 0.5% of the New Common Stock of Reorganized Geotek.

Non-consensual      The Chapter 11 Plan proponents also reserve the
Confirmation:       right to modify the  Chapter 11 Plan to permit  confirmation under section 1129(b) of the Bankruptcy Code.

                                                            Page 70 of 108 Pages






Rights Offering:    S-C Rig III or an affiliate  shall  underwrite a $20 million rights  offering,  effective  upon  the  Chapter  11  Plan's
                    effective   date,  for  80%  of  the  New  Common  Stock  of
                    Reorganized Geotek.2/ S-C Rig III - or such affiliate shall have the right to purchase up to $10 million of such shares on the same terms and conditions as the other participants in the rights offering. Eligible participants in rights offering (on pro rata basis of amount subscribed, if offering is oversubscribed) shall be all creditors and shareholders of Geotek as of Chapter 11 Plan record date.
                    S-C Rig III or such affiliate shall have the right to nominate a majority of the board of directors of Reorganized
                    Geotek until the earlier of the date that it owns less than 40% of the New Common Stock and the third anniversary of the completion of the rights offering. Each participant in the rights offering shall receive its pro rata share of warrants to purchase, at the rights offering price (a) up to $20 million of additional shares of Reorganized Geotek Common
                    Stock within two years after the conclusion of the rights offering and (b) up to an additional $20 million shares of Reorganized Geotek Common Stock up to four years after the conclusion of the rights offering.

Filing and Hearing  Chapter 11 Plan and related disclosure statement to be filed
Dates: on or before July 15, 1998. Disclosure Statement hearing to be scheduled for on or before August 15, 1998. Chapter 11 Plan to be confirmed on or before September 22, 1998.


Conditions to       Satisfactory   completion  by  S-C  Rig  III  (in  its  sole
Rights  Offering:   determination)  on or  before  September  15,  1998  of  due diligence with respect to Debtors' financial, business, operational and legal condition and prospects, including, without limitation:

                    1. Reasonably allowable non-subordinated claims against Geotek not in excess of $265,000,000.

                    2.   Title  to   license,   intellectual   property,   etc.,
                         including with respect to Raphael.


--------

2/ Subject to tax analysis regarding preservation of any necessary net operating loss carryforwards.

                                                            Page 71 of 108 Pages






                    3.   Satisfactory   ongoing   relationships  of  Reorganized
                         Debtors  with HNS,  IBM and  Raphael.

                    4. Registration rights agreement for New Common Stock of Reorganized Geotek on reasonable terms and conditions.

                    5. Debtors' projected cash needs and uses, after extension of DIP Facility, and without application of any encumbered cash, shall not exceed $10,000,000 through October 2, 1998.

                    6. Satisfactory means to assume executory contracts that are reasonably necessary for Reorganized Debtors.

                    7. Going concern valuation of Debtors under Chapter 11 Plan exceeds (in reasonable determination of S-C Rig
                         III) liquidation value of Debtors.

                    Completion by Geotek on or before August 3, 1998 of revised going-concern Business Plan reasonably satisfactory to S-C Rig III.

                    No material averse change in Debtors' business, financial condition, operations or property from and after June 29, 1998.

                    Adherence by Debtors to DIP Facility Budget and otherwise no event of default/termination event under DIP Facility.

                                                            Page 72 of 108 Pages






Fiduciary Out       Geotek  acknowledges  that Lender is committing  substantial
and Breakup Fee     time and  resources  to the Chapter 11 Plan  process,  which will be proceeding over a short period.  Lender acknowledges
                    Geotek's  fiduciary  duties  in  connection  therewith.   In
                    furtherance  of the  foregoing,  the parties  agree that the
                    Debtors shall be free to respond to (including  assisting in
                    due  diligence,   subject  to  appropriate   confidentiality
                    restrictions), inquiries or offers by third parties, and to negotiate and accept such offers, to acquire all or a substantial portion of the Debtors' assets or businesses and/or to finance a chapter 11 plan, and to provide prompt notice of the proposed Chapter 11 Plan and this Term Sheet to all parties previously contacted by the Debtors or their advisors or who had previously expressed an interest in such a transaction ("Third Party Transaction"); provided that (a)
                    S-C Rig III shall be paid $600,000 from the proceeds of any Third Party Transaction upon the closing thereof unless S-C
                    Rig III shall  have  materially  breached  this  Term  Sheet
                    ("Breakup Fee") and (b) the Debtors shall not accept a Third
                    Party Transaction that results in an investment to acquire equity in Reorganized Debtors that is less than $20 million plus 7.5% of the enterprise value for reorganized Debtors, or a comparable purchase price, under the Chapter 11 Plan.
                    Nothing in the foregoing sentence shall preclude the Debtors from engaging in negotiations with any party in interest regarding the terms and conditions of any Chapter 11 Plan.
                    The foregoing in its totality shall be referred to as the "Fiduciary Out."

                                                            Page 73 of 108 Pages




                    For the avoidance of doubt, assuming the following hypothetical facts, a Third Party Transaction would have to exceed the amounts of the second two columns in the following example to meet the Fiduciary Out.





Court determined       "Reorganized"
Enterprise Value        Lender Debt      Equity Investment              7.5%
----------------       -------------     -----------------              ----
    $330M                  $275M                $20M                   24.75M




Agreed to as of the
29th day of June, 1998



S-C Rig Investments III, L.P., by                    Geotek Communications, Inc.
  S-C Rig Co., its general partner

/s/ Peter Hurwitz                                    /s/ Anne E. Eisele
-----------------------------------                  --------------------------
Name: Peter Hurwitz                                  Name: Anne E. Eisele
Title: Vice President                                Title:   CFO



                                                     Geotek USA, Inc.


                                                     /s/ Anne E. Eisele
                                                     --------------------------
                                                     Name: Anne E. Eisele
                                                     Title: CFO